                                     FORM 8-K
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report:  February 28, 1994




                           Commission file number 1-1097




                         OKLAHOMA GAS AND ELECTRIC COMPANY
              (Exact name of registrant as specified in its charter)

                       Oklahoma                         73-0382390
             (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)         Identification No.)



                                101 North Robinson
                                   P. O. Box 321
                        Oklahoma City, Oklahoma  73101-0321
                     (Address of principal executive offices)
                                    (Zip Code)

                                   405-272-3000
               (Registrant's telephone number, including area code)

   Item 5.     Other Events

        Reference is made to paragraph No. 1 under Item 3 of the Company's
Form 10-K for the year ended December 31, 1992, and to Item 1 of Part II of the Company's Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, and Form 8-K dated October 1, 1993, regarding the rate case before the Oklahoma Corporation Commission (the "Commission").

        On February 25, 1994, the Commission issued an order in this case directing the Company to make refunds and to reduce its rates. When the Company received the Commission order, it responded the same day with the following news release:


             OG&E DISAPPOINTED WITH RATE ORDER; IMPACT NOT YET KNOWN
             ---------------------------------------------------------
             Oklahoma Gas and Electric Company officials are disappointed with the Oklahoma Corporation Commission's refund and rate order issued today. The state agency directed the Company to refund about $41 million and to reduce rates by a total of about $17 million a year.

             "We felt OG&E presented strong evidence that rates were fair as they were, and we're disappointed that the Commission didn't agree with us," said OG&E spokesman Grant Ringel.

             "We don't yet know how the Commission's order will affect OG&E," said Ringel. "The state couldn't take this much money away from any Oklahoma company without seriously hurting it. But we'll need to study the order before we can calculate the exact impact and know what action we must take."

             OG&E has notified all of its employees that due to the rate case and ever-increasing competition in the utility industry, the Company will be conducting a complete review and redesign that could result in downsizing or other cost-cutting measures. The Company also has frozen salaries and hiring.

             OG&E's  rates  last  changed  in   1986  when  they  were
             voluntarily reduced.   OG&E has  not increased rates  for
             nearly ten years.

        On February 28, 1994, in connection with the Commission's order, the Company issued the following news release:


             OG&E RELEASES QUARTERLY AND 1993 YEAR END EARNINGS
             ---------------------------------------------------------
             The Oklahoma Gas and Electric Company today released Consolidated Statements of Income for the quarter and year ended December 31, 1993.

             As announced previously, the Oklahoma Corporation Commission issued an order on February 25, 1994, directing the Company, among other things, to refund approximately $41 million. Of the $41 million ordered refund, $39 million is attributable to revenues recognized through December 31, 1993, while the remaining $2 million relates to 1994 revenues. As a result of the ordered refund, earnings in 1993 were adversely impacted by approximately $.32 per share.




                                    SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                          OKLAHOMA GAS AND ELECTRIC COMPANY
                                     (Registrant)



                          By      /s/  B G Bunce
                             -----------------------------
                                       B G Bunce
                                 SENIOR VICE PRESIDENT
                             ACCOUNTING AND ADMINISTRATION

                            (On behalf of the registrant and in
                          his capacity as Chief Accounting Officer)



   February 28, 1994